EXHIBIT 5

                              DORSEY & WHITNEY LLP
                                 250 Park Avenue
                            New York, New York 10177
                               Tel. (212) 415-9200
                               Fax. (212) 953-7201



                                November 5, 1999

Radyne ComStream Inc.
3138 East Elwood Street
Phoenix, Arizona  85034

         Re:      Radyne ComStream Inc.
                  Registration Statement on Form S-8
                  ----------------------------------

Gentlemen:

     As counsel to Radyne ComStream Inc., a New York corporation (the "Company"), with respect to its registration statement on Form S-8 being filed with the Securities and Exchange Commission, relating to 1,000,000 shares of its common stock, par value $.002 (the "Shares") authorized by the Company's 1999 Employee Stock Purchase Plan (the "Plan"), we have reviewed the Plan, the Company's Certificate of Incorporation and By-Laws and such other documents as we deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above mentioned registration statement.

                                                            Very truly yours,


                                                            DORSEY & WHITNEY LLP